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                                   EXHIBIT 21
                            SUBSIDIARIES OF REGISTRANT

HBC Broadcasting Texas, Inc.
HBC Chicago, Inc.
HBC Florida, Inc.
HBC Houston License Corporation
HBC Houston, Inc.
HBC Las Vegas, Inc.
HBC License Corporation
HBC Network, Inc.
HBC New York, Inc.
HBC Phoenix, Inc.
HBC San Diego, Inc.
HBC Texas, Inc.
Heftel GP Texas, Inc.
Heftel Broadcasting Texas, L.P.
KCYT-FM License Corp.
KECS-FM License Corp.
KESS-AM License Corp.
KESS-TV License Corp.
KHCK-FM License Corp.
KICI-AM License Corp.
KICI-FM License Corp.
KLSQ-AM License Corp.
KLVE-FM License Corp.
KMRT-AM License Corp.
KTNQ/KLVE, Inc.
KTNQ-AM License Corp.
La Oferta, Inc.
License Corp. No. 1
License Corp. No. 2
MiCasa Publications, Inc.
Momentum Research, Inc.
Spanish Coast to Coast, Ltd.
T C Television, Inc.
The Tower Company, Inc.
Tichenor License Corp.
Tichenor Media System, Inc.
TMS Assets California, Inc.
TMS License California, Inc.
WADO Radio, Inc.
WADO-AM License Corp.
WGLI-AM License Corp.
WLXX-AM License Corp.
WPAT-AM License Corp.
WQBA-AM License Corp.
WQBA-FM License Corp.